Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of April 5, 2012, by and among Phototron Holdings, Inc., a Delaware corporation (the “Company”), the parties listed on Exhibit A attached hereto (the “SGT Stockholders”), and the parties listed on Exhibit B attached hereto (the “Investor Stockholders”, and together with the SGT Stockholders, collectively, the “Stockholders”).

RECITALS

WHEREAS, the Stockholders own shares of capital stock of the Company; and

WHEREAS, the Stockholders desire to enter into this Agreement to provide for their respective rights and obligations with respect to the capital stock of the Company and other matters, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Voting Provisions Regarding Board of Directors.

1.1            Size of Board. Each Stockholder agrees to vote, or cause to be voted, all Voting Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Company’s Board of Directors (the “Board”) shall be set and remain at five (5) directors.

1.2            Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of the stockholders of the Company at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)             Two (2) persons designated by Sterling C. Scott (the “SGT Representative”), which persons shall initially be Sterling C. Scott with one seat remaining vacant, for so long as the SGT Stockholders or any of their Affiliates (as defined below) continue to own beneficially shares of Common Stock (as defined below) (including shares of Common Stock issued or issuable upon conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock (as defined below));

(b)            One (1) person designated by the SGT Representative, (i) which individual must be and remain at all times while serving as a member of the Board, an “independent” (as defined in Nasdaq Marketplace Rule 5605(a)(2) (or any successor thereto)) and (ii) which seat shall initially remain vacant, for so long as the SGT Stockholders or any of their Affiliates continue to own beneficially shares of Common Stock (including shares of Common Stock issued or issuable upon conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock);

(c)             One (1) person designated by W-Net Fund I, L.P., a Delaware limited partnership (the “Investor Representative”), which individual shall initially be Craig Ellins, for so long as the Investor Stockholders or any of their Affiliates continue to own beneficially shares of Common Stock (including shares of Common Stock issued or issuable upon conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock); and

(d)            One (1) person designated by the Investor Representative, (i) which individual must be and remain at all times while serving as a member of the Board, an “independent director” (as defined in Nasdaq Marketplace Rule 5605(a)(2) (or any successor thereto)) and (ii) which seat shall initially remain vacant, for so long as the Investor Stockholders or any of their Affiliates continue to own beneficially shares of Common Stock (including shares of Common Stock issued or issuable upon conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock).

To the extent that any of clauses (a)-(d) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Certificate of Incorporation or Bylaws then in effect.

1.3            Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4            Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)             no director elected pursuant to Sections 1.2 or 1.3 hereof may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Section 1.2 hereof to designate that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 hereof is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)            any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 hereof shall be filled pursuant to the provisions of this Section 1; and

(c)             upon the request of any party entitled to designate a director as provided in Sections 1.2(a)-(d) hereof to remove such director, such director shall be removed.

All Stockholders agree to (a) attend the Company’s stockholders’ meeting, and any adjournment thereof, and (b) execute any written consents, required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of the Company’s stockholders for the purpose of electing directors.

1.5            No Liability for Election of Recommended Directors. No Stockholder, nor any affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6            Irrevocable Proxy and Power of Attorney. Each Stockholder hereby appoints the then current Chief Executive Officer of the Company, as such Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Stockholder’s Voting Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Voting Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Stockholder’s written consent or signature. The proxy and power granted by each Stockholder pursuant to this Section 1.6 are coupled with an interest and are given to secure the performance of such Stockholder’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual Stockholder holding Voting Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding Voting Shares.

1.7            Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Voting Shares” means any securities of the Company the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of common stock (“Common Stock”) and preferred stock (“Preferred Stock”) of the Company, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, the conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock, similar events or otherwise.

1.8            Schedule 14f-1. To the extent applicable, the election of the directors set forth in Section 1.2 hereof shall be subject to applicable regulatory requirements, including the preparation, filing and distribution to the Company’s stockholders of an information statement required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, and the completion of the requisite waiting period following such filing and distribution.

2.               Miscellaneous.

2.1            Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the SGT Stockholders (and/or any of their permitted successors or assigns) holding a majority of the Voting Shares then held by all SGT Stockholders (and/or any of their permitted successors or assigns) (the “Required SGT Stockholders”), and (c) the Investor Stockholders (and/or any of their permitted successors or assigns) holding a majority of the Voting Shares then held by all Investor Stockholders (and/or any of their permitted successors or assigns) (the “Required Investor Stockholders”). Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon each SGT Stockholder, each Investor Stockholder, each permitted successor or assignee of such SGT Stockholder or Investor Stockholder and the Company.

2.2            Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery). All communications shall be sent to the respective parties at their address as set forth on Exhibit A or Exhibit B hereto, or to such address, facsimile number or email address as subsequently modified by written notice given in accordance with this Section 2.2. If notice is given to the Company, it shall be sent Phototron Holdings, Inc., 717 E. Gardena Blvd., Gardena, California 90248, Attn: Chief Executive Officer, Fax: (818) 992-0202.

2.3            Entire Agreement. This Agreement, together with all the exhibits hereto, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

2.4            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

2.5            Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

2.6            No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

2.7            Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the Company, the Required SGT Stockholders and the Required Investor Stockholders. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

2.8            Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

2.9            Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

2.10         Further Assurances. The parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

2.11         Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or any other electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

2.12         Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety: (a) the date as of which the parties hereto terminate this Agreement by written consent of the Required SGT Stockholders and the Required Investor Stockholders, (b) the date on which (i) all of the SGT Stockholders (and any of their permitted successors or assigns) or (ii) all of the Investor Stockholders (and any of their permitted successors or assigns), cease to own any Voting Shares and (c) April 5, 2014.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

Phototron Holdings, Inc.,
a Delaware corporation

By: /s/ Craig Ellins

Name: Craig Ellins

Title: President

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SGT STOCKHOLDERS:

/s/ Sterling Scott
Sterling C. Scott

The Lauri S Bilawa Trust

By:
Name:
Its:

/s/ Jordan Scott
 Jordan W. Scott

The Scott Family Trust

By:
Name:
Its:

/s/ Elisabeth Wedam

 Elisabeth M. Wedam

/s/ Joseph Andreae
 Joseph Andreae

/s/ Kyle Tracey
 Kyle Tracey

/s/ Vicki Tracey
 Vicki Tracey

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SGT STOCKHOLDERS (cont):

/s/ Justin Manns
 Justin Manns

/s/ Rami Vardi
 Rami Vardi

/s/ David Zemach
 David Zemach

/s/ Ben Beaulieu
 Ben Beaulieu

/s/ Jay Wright
 Jay Wright

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR STOCKHOLDERS:

W-net Fund I, L.P.,
a Delaware limited partnership

By: /s/ David Weiner

Name: David Weiner
Title: Manager of the General Partner

Europa International Inc.,
a Delaware corporation

By: /s/ Fred Knoll

Name: Fred Knoll

Title: Investment Manager

EXHIBIT A

List of SGT STOCKHOLDERS

Name, Address, Fax and E-Mail	Number of Shares
Sterling C. Scott 2315 Georgia Village Way Silver Spring, Maryland 20902 Fax: (301) 593-3389 Email: Sscott1301@yahoo.com	36,205,064
The Lauri S Bilawa Trust 165 Goshawk Ridge Road Park City, Utah 84098 Fax: (435) 615-7101 Email: labilawa@yahoo.com	18,487,692
Jordan W. Scott 19826 Victory Blvd. Woodland Hills, California 91367	24,650,256
The Scott Family Trust 3701 Royal Oak Drive North Little Rock, Arkansas 72116 Fax: (501) 812-4789	13,865,769
Elisabeth M. Wedam 2315 Georgia Village Way Silver Spring, Maryland 20902 Fax: (301) 593-3389 Email: liswedam@aol.com	13,865,769
Joseph Andreae 6225 Tampa Ave Tarzana, California 91335 Fax: (301) 980-7818	13,095,449
Kyle Tracey 3553 Elm Drive Calabassas, California 91302 Fax: (908) 433-3176 Email: Ktracey01@gmail.com	7,703,205
Vicki Tracey 10 Ocean Avenue Monmouth Beach, New Jersey 07750 Fax: (732) 571-3151 Email: victracey@yahoo.com	7,703,205
Justin Manns 7751 Alabama Ave, Suite 7 Canoga Park, California 91304 Fax: (301) 523-1087	7,703,205
Rami Vardi 22858 Dolorosa St. Woodland Hills, California 91307 Fax: (310) 987-6670 Email: rvardi@brightlightled.net	3,081,282
David Zemach 11847 Riverside Drive, Unit 102 Valley Village, California 91607 Fax: (818) 620-6221 Email: davidzemach@gmail.com	3,081,282
Ben Beaulieu 22157 Hackney West Hills, California 91304 Email: ben@stealthgrow.com	4,621,923
Jay Wright 6701 Democracy Boulevard Bethesda, Maryland 20817 Fax: (301) 524-4759 Email: Jwright22@msn.com	2,935,900

EXHIBIT B

List of INVESTOR STOCKHOLDERS

Name, Address and E-Mail	Number of Shares of Common Stock
W-Net Fund I, L.P. 12400 Ventura Blvd. Suite 327 Studio City, California 91604 Attn: David Weiner Fax: (818) 474-7589 E-mail: dweiner@w-net.com	13,006,242
Europa International Inc. 1114 Avenue of the Americas, 45th Floor New York, NY 10036 Fax: (212) 808-7475 Email: fredknoll@knollcapital.com	9,337,288